Exhibit 10.25

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered as of the 18th day of March, 2013, by and between Taglich Private Equity, LLC, a Delaware limited liability company (“Service Provider”), and UFI Acquisition, Inc., a Delaware corporation (the “Company”).

WHEREAS, Service Provider has developed experience and knowledge in business and financial management, which experience and knowledge are of great value to the Company and its subsidiaries in implementing their respective businesses. Service Provider is willing to provide financial and management consulting services to the Company and its subsidiaries. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate Service Provider for such services.

NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto mutually agree as follows:

Section 1.          Services. Service Provider shall, in its reasonable, good faith judgment, (i) provide general management, financial and other corporate advisory services to the Company and its subsidiaries (including without limitation Unique Fabricating Incorporated, a Delaware corporation, Unique Fabricating South, Inc., a Michigan corporation, Unique Fabricating Realty, LLC, a Michigan limited liability company, and Unique Fabricating de Mexico, S.A. de C.V., a Mexican variable capital company), including without limitation, providing advice and counsel to the directors, executives and personnel of the Company and its subsidiaries through and including: (A) participation in business and strategic planning sessions and reviewing and commenting on business and strategic plans and agreements; (B) identifying and/or communicating with potential strategic partners, as and to the extent requested by the Company and/or its subsidiaries; (C) providing guidance and recommendations and participating in management strategy sessions regarding acquisitions or financings; and (D) participating in the strategy and implementation of the growth activities of the Company and/or its subsidiaries (collectively, the “Management Services”); and (ii) act as the Company’s and its subsidiaries’ financial advisor in connection with any Transaction (as defined below), through and including: (W) assisting the Company and/or its subsidiaries in identifying and contacting potential purchasers of the assets or securities of the Company and/or its subsidiaries; (X) advising and assisting the Company and/or its subsidiaries in negotiating the terms and conditions of a Transaction; (Y) analyzing the valuation of the Company and/or its subsidiaries or such other entity in connection with a Transaction; and (Z) such other activities as the parties shall mutually agree upon from time to time during the term of this Agreement or as may be reasonably requested by the Board of Managers of the Company (collectively, the “Advisory Services”). These Management Services and Advisory Services shall be performed by the officers, employees, agents, affiliates or assigns of Service Provider as it may determine in its discretion from time to time. “Transaction” means any transaction involving the sale or disposition of any or all of the assets or equity of the Company and/or its subsidiaries to an unaffiliated third party (other than sales of inventory or assets in the ordinary course of business, grants of warrants (and the exercise thereof) to lenders or vendors, and sales of equity pursuant to the exercise of options or any other equity incentive program) or the acquisition by the Company and/or its subsidiaries of any of the assets or equity of another unaffiliated company, or a controlling interest in, another unaffiliated company (other than acquisitions of assets in the ordinary course of business), in each case whether by merger, recapitalization, reorganization, consolidation, tender offer, public or private offering or otherwise, and whether consummated directly by the Company, its members (with respect to their sale of Company membership interests) and/or the Company’s subsidiaries.

Section 2.          Time Commitment. Service Provider shall devote sufficient time to enable Service Provider to provide the services contemplated in this Agreement; provided, however, the Company acknowledges and agrees that the amount of time provided by Service Provider hereunder will vary depending on the nature and status of the Company’s and its subsidiaries’ activities in any given month.

Section 3.          Consideration.

(a)          Advisory Fee. The Company shall pay Service Provider an advisory fee of $1,250,000 by wire transfer of immediately available funds on the date hereof. In addition, the Company will pay, and hold Service Provider and its affiliates harmless against liability for the payment of, the out-of-pocket expenses of Service Provider and each such affiliate and the reasonable fees and expenses of their counsel, accountants, consultants, and other advisors arising in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 19, 2013, by and among the Company, UFI Merger Sub, Inc., a Delaware corporation, Unique Fabricating Incorporated, a Delaware corporation, and American Capital, Ltd., a Delaware corporation, in its capacity as the representative of the Holders (as defined therein) (the “Merger Agreement”), including without limitation the preparation, negotiation and execution of all documents related thereto and necessary to consummate the transactions contemplated thereby, Service Provider’s due diligence review, and the consummation of the transactions contemplated by this Agreement and any related agreements, which shall be payable on the date hereof.

(b)          Consulting Fee. The Company shall pay Service Provider an annual management fee of Three Hundred Thousand Dollars ($300,000), payable in monthly installments in advance, for services rendered hereunder (the “Consulting Fee”).

(c)          Expenses. At all times during the Term (as defined below) and during any Renewal Term (as defined below), Company shall reimburse Service Provider for its reasonable out-of-pocket expenses incurred in performing services pursuant to this Agreement including, without limitation, travel expenses.

(d)          Future Transactions. In addition to the amount specified in this Section 3, the Company shall pay Service Provider a fee for each acquisition made by the Company during the Term or any Renewal Term or in the event of the sale of the entire Company, if so requested by Service Provider (the “Future Transaction Fee”). Such Future Transaction Fee shall be calculated on a standard Lehman Scale (5.0% of the first $1.0 million of value, 4.0% of the second $1.0 million of value, 3.0% of the third $1.0 million of value, 2.0% of the fourth $1.0 million of value and 1.0% of the value paid above $4.0 million) and applied to the total acquisition consideration of any acquisition made by, or received by, the Company during the Term or any Renewal Term. To the extent the Company and/or its subsidiaries pays for investment banking services to any investment banking entity (including Service Provider, its affiliates or any third party) in connection with any acquisition made by the Company and/or its subsidiaries during the Term or any Renewal Term, or in the event of the sale of the entire Company, then the amount of the Future Transaction Fee will be reduced, dollar for dollar, for any such investment banking or other fee paid to a third party investment bank or broker in connection with such transaction.

(e)          Payment Restrictions. The parties hereto acknowledge that the payments hereunder may be subject to certain restrictions set forth in the debt financing arrangements of the Company or its affiliates (the “Payment Restrictions”). If, at any time, the Company or any of its affiliates is prohibited under the terms of the Payment Restrictions from paying fees and expenses (or any portion thereof) hereunder, the Company shall pay to Service Provider or its designee the maximum amount of such fees and expenses allowable under such Payment Restrictions; provided, however, the Company will continue to be obligated to pay the reasonable out-of-pocket expenses of Service Provider and its affiliates in any event. Any fees or expenses due and payable under this Agreement which are not paid as a result of the preceding limitations or for any other reason shall be accrued as an obligation of the Company, and shall be due and payable upon the first date on which the Company is permitted to pay such fees and expenses under the terms of the Payment Restrictions.

(f)          Invoices. All fees payable to Service Provider shall be payable in cash by wire transfer of immediately available funds to the account of Service Provider, as specified thereby to the Company in writing prior to such payment. Notwithstanding anything to the contrary contained herein, the Company shall not owe the Consulting Fees to Service Provider, and such amount shall not in any manner be payable, unless and until Service Provider sends the Company a bill for such amount. Service Provider may send the Company multiple, partial bills for amounts owed as of a particular date; provided, that for the avoidance of doubt, the aggregate amount so billed shall not exceed the amount that would otherwise be due hereunder.

Section 4.          Provider of Services. Service Provider agrees that the services to be provided hereunder shall be performed by the officers, employees, agents, affiliates or assigns of Service Provider as it may determine in its discretion from time to time.

Section 5.          Independent Contractor Status. In the performance of Service Provider’s obligations hereunder, it is understood that Service Provider shall be at all times acting and performing independently of the Company’s control as to the manner and methods of providing the services required under this Agreement. Service Provider’s compliance with the rules and regulations of the Company governing the conduct of Service Provider, generally, shall be limited to those rules and regulations to which Service Provider has previously agreed in writing. In the performance of Service Provider’s obligations hereunder, neither Service Provider nor any of its members, officers, directors, employees, agents or representatives shall be considered an employee, agent, officer, or associate of the Company or any of its subsidiaries for any purpose. It is understood that Service Provider is free to contract for similar services with other persons or companies while under contract with the Company. Service Provider shall not, in connection with any services provided for, to, or on behalf of the Company and/or its subsidiaries, represent to any person or entity that Service Provider is associated with the Company or its subsidiaries in any capacity other than that of an independent contractor. This Agreement in no way limits the ability of Service Provider, or any of its affiliates, to engage in any other activities other than activities related to a direct competitor of the Company and/or its subsidiaries.

Section 6.          Indemnification. The Company agrees to indemnify, defend and hold harmless Service Provider and its members, officers, managers, directors, affiliates, employees and agents against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys’ fees, whether arising in disputes between the parties or with third parties) arising from this Agreement and/or their performance hereunder, except as a result of their gross negligence or intentional wrongdoing and except for diminution in value of any investment in the Company.

Section 7.          Entire Agreement. This Agreement constitutes the entire understanding between the parties relating to the provision of services contemplated herein and there are no covenants, conditions, representations, or agreements, oral or written, of any nature whatsoever, other than those contained herein, relating to the provision of services contemplated herein.

Section 8.          Amendments. No amendment, alteration, or modification of this Agreement shall be binding upon the parties hereto unless said amendment, alteration, or modification is in writing and signed by both parties hereto.

Section 9.          Severability. In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

Section 10.         Waiver. The waiver of a breach of any term of this Agreement by any of the parties hereto shall not operate or be construed as a waiver by such party of the breach of any other term of this Agreement or as a waiver of a subsequent breach of the same term of this Agreement.

Section 11.         Assignment. Service Provider shall not assign, transfer, or convey this Agreement, or in any way encumber the compensation or other benefits payable to it hereunder, except with the prior written consent of the Board of Directors of the Company; provided, however, Service Provider may assign this Agreement to its affiliates without the prior written consent of the Company. The Company may assign this Agreement and its rights hereunder in whole, but not in part, to any entity with or into which it may transfer all or substantially all of its assets (and, in such event, the term “Company” as used herein shall mean and refer to such successor-in-interest).

Section 12.         Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, or registered mail, return receipt requested, to the parties at the addresses set forth on the signature page of this Agreement or at such other addresses as either party may designate to the other in writing. Notices delivered personally or by overnight delivery shall be effective upon delivery. Notices properly addressed and delivered by mail, return receipt requested, shall be effective five days from deposit with the United States Postal Service. Notices sent by facsimile shall be effective upon confirmation of transmission.

Section 13.         Term. Subject to the provisions hereinafter set forth, the term of this Agreement shall commence as of the date of this Agreement and shall end five (5) years from such date (as extended by any Renewal Term, the “Term”) and shall automatically renew annually for additional one (1) year terms (each individually a “Renew Term”). Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate on the earlier of (a) the date the Taglich Founding Investors or Taglich Equity Investors (as defined in that certain Stockholders Agreement among the Company and the stockholders named therein dated March 18, 2013) (collectively, “Taglich”) no longer collectively own 50% or more of those equity securities owned by Taglich on the date of the this Agreement; or (b) the date Service Provider provides written notice to the Company of its election to terminate this Agreement.

Section 14.         Binding Effect. This Agreement shall be binding on the parties hereto and on their respective heirs, administrators, executors, successors, and permitted assigns.

Section 15.         Counterparts. This Agreement may be executed in two (2) or more counterparts and by facsimile or portable document format (.pdf), each of which shall constitute an original, but all of which together shall constitute but a single document.

Section 16.         Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions. Each party consents to the in personam jurisdiction of the state and federal courts located in the State of Delaware in connection with any claim or dispute arising under or in connection with this Agreement. Each party consents to service of process by U.S. mail.

Section 17.         Confidential Information. Service Provider acknowledges that any use of the Company’s Confidential Information (as hereinafter defined) by Service Provider other than for the sole benefit of the Company and/or its subsidiaries would be wrongful and cause irreparable harm to the Company. Accordingly, Service Provider shall not, at any time during or subsequent to its engagement by the Company, without the express written consent of the Board of Directors of the Company, publish, disclose or divulge to any person, firm or corporation, or use, directly or indirectly, for its own benefit or for the benefit of any person, firm or corporation, for use other than for the Company and its subsidiaries, any property, trade secrets or Confidential Information of the Company or its affiliates. “Confidential Information” means and includes all information known or used by the Company, its subsidiaries and their respective affiliates in their respective businesses which is not otherwise generally known in the industry (or if generally known, has not become so known due to Service Provider’s breach of this Section 17), including, but not limited to, all data, reports, interpretations, forecasts, records, statements (written or oral) and documents of any kind relating to Company’s costs and financial information, manufacturing, methods or processes, market studies, products, existing and potential customers, expansion plans, acquisition targets, pricing methods and strategies, new product plans and sources of supply. In addition, all other information disclosed to Service Provider or which Service Provider shall obtain during such employment with the Company which Service Provider has a reasonable basis to believe is confidential, or which Service Provider has a reasonable basis to believe the Company treats as confidential, shall be presumed to be Confidential Information.

Section 18.         Waiver of Jury Trial. EXCEPT TO THE EXTENT PROHIBITED BY ANY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 18 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EITHER OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

UFI ACQUISITION, INC.

By:
Name:
Title:
Address:

TAGLICH PRIVATE EQUITY, LLC

By:
Name:
Title:
	Address:	275 Madison Avenue, Suite 1618
New York, New York, 10016